                                                                    Exhibit 10.6


                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                               20 UNIVERSITY ROAD
                         CAMBRIDGE, MASSACHUSETTS 02138


                                  July 2, 1993



Mr. Philippe Michelon
360 Everett Avenue
Apartment 2C
Palo Alto, California  94301

         Re:  Your new position with Cambridge Energy
              Research Associates, Inc. ("CERA")

Dear Philippe:

         As we discussed, this letter constitutes an employment agreement between you and CERA, unless by mutual agreement we decide to replace this agreement by a more complete one. The terms of our agreement are as follows:

         1. POSITION. You will join Joe, Jamey and me as a Managing Director (an officer of CERA) reporting to me. Your role will be to focus on administration, coordination and planning of all material aspects of CERA's businesses.

         2. TERM OF CONTRACT. The initial term of employment will be for three years, commencing no later than September 1, 1993, and your employment will be renewable for additional one-year periods unless either party provides three months' notice prior to the expiration of the initial term or any renewal period.

         3. BASE SALARY. Your base salary will be $225,000 for the first year. Your salary during any subsequent year may be subject to upward adjustment by Joe, Jamey and me.

         4. BONUS. You will be eligible to participate in the senior executive bonus pool from which you may receive for the first year a bonus, as determined by Joe, Jamey and me, in an amount up to 33% of your base salary, payable within three months after the end of the year.

         5. BENEFITS. You will be entitled to the standard CERA benefits for senior executives, as set forth on the attachment hereto.
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Mr. Philippe Michelon
July 2, 1993
Page 2



         6. EQUITY. You will be eligible to participate in any equity program for senior executives. Such a program is expected to be developed by you during the initial term of your employment.

         7. RELOCATION. CERA will reimburse you a lump sum of $25,000 for real estate brokers' and legal fees. In additional, you will be reimbursed for moving expenses and travel costs associated with identifying a new residence in Massachusetts. In addition, if necessary, CERA will provide a six-month bridge loan of up to $300,000.

         8. SEVERANCE. If your employment with CERA is terminated without cause or in connection with the merger or sale of CERA, you will be entitled to a severance payment in the amount of your then current annual base salary for a period equal to the remainder of the initial three-year term, or one year, whichever is greater, in lieu of any other damages. The amount of the severance payable to you will be paid at the rate of your then current salary, in six-month increments commencing on the severance date, until the amount is paid in full.

         9. NON-COMPETITION AND NON-DISCLOSURE. In the event that you leave CERA for any reason, you will not be entitled to compete with CERA for a one-year period and you will be required to maintain in confidence and abstain from using for your or anyone else's benefit any proprietary information of CERA.

         All of us at CERA look forward to the commencement of our new relationship and to doing great things together. Kindly indicate your agreement to the foregoing terms and conditions by signing on the line provided below and returning a copy to me at your earliest convenience.

         Very best regards.

                                              Sincerely,


                                              /s/  Daniel H. Yergin
                                              --------------------------------
                                              Daniel H. Yergin, President
Accepted by:

/s/ Phillippe Michelon
--------------------------
Phillippe Michelon
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                      CAMBRIDGE ENERGY RESEARCH ASSOCIATES
                               LIMITED PARTNERSHIP
                               20 UNIVERSITY ROAD
                               CAMBRIDGE, MA 02138



                                February 24, 1995



Mr. Philippe Michelon
21 Lowell Street
Cambridge, MA 02138

         Re: Your employment agreement with Cambridge Energy Research Associates Limited Partnership ("CERA")

Dear Philippe:

         This letter formalizes our previous discussions of September of last year. As agreed then, I confirm on behalf of CERA that the terms of your employment agreement described in my letter to you of July 2, 1993, Re: Your new position with Cambridge Energy Research Associates, Inc. (the "Employment Agreement") are modified as follows:

- CLAUSE 2, TERM OF CONTRACT, OF THE EMPLOYMENT AGREEMENT IS REPLACED BY THE
FOLLOWING:

a) The initial term of employment will be for three years, commencing no later than September 1, 1993. However, if a controlling portion of CERA is merged or sold during this initial three-year term, the initial term of your employment will be extended for a period of two years beyond the date of the change of control, and your salary, benefits and status will be maintained.

b) Your employment will thereafter be extended for additional two-year periods unless either party provides twelve months' notice prior to the expiration of the applicable initial term or any renewal period.

- CLAUSE 8, SEVERANCE, OF THE EMPLOYMENT AGREEMENT IS REPLACED BY THE FOLLOWING:

a) If a controlling portion of CERA is merged or sold during the initial three-year term of your employment and your employment is not extended beyond the first two years following the date of change of control, and if your employment is terminated without cause, you will be entitled to a severance payment in the amount of your then current annual salary, amount payable on the day of termination of your
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Mr. Philippe Michelon
Page 2
February 24, 1995



then current annual salary, amount payable on the day of termination of your employment, in lieu of any other damages.

b) If a controlling portion of CERA is merged or sold after the initial three-year term of your employment, and your employment is terminated without cause, you will be entitled to a severance payment in the amount of twice your then current annual salary, amount payable on the day of termination of your employment, in lieu of any other damages.

- ASSIGNMENT

Your Employment Agreement with Cambridge Energy Research Associates, Inc. has been assigned to CERA.

         Except as amended above, the Employment Agreement remains in full force and effect.

         Kindly indicate your agreement to the foregoing by signing on the line provided below and returning a copy to me at your earliest convenience.

                                      Sincerely,

                                      CAMBRIDGE ENERGY RESEARCH
                                      ASSOCIATES LIMITED PARTNERSHIP

                                      By: Cambridge Energy Research
                                          Associates, Inc., its General Partner


                                      By: /s/ Daniel H. Yergin
                                          --------------------------------
                                          Daniel H. Yergin, President

Agreed and accepted by:


/s/ Philippe Michelon
---------------------------
Philippe Michelon

Date:  March 6, 1995